UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 17, 2007


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)

                                    Virginia
                 (State or other jurisdiction of incorporation)


          001-05767                                        54-0493875
          ---------                                        ----------
 (Commission File Number)                               (I.R.S. Employer
                                                       Identification Number)


                  9950 Mayland Drive, Richmond, Virginia 23233
               (Address of principal executive offices) (Zip Code)

                                 (804) 486-4000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2007, the Board of Directors of Circuit City Stores, Inc. (the "Company") authorized the Company to enter into a letter agreement with Michael
E. Foss for consulting services in connection with Mr. Foss' previously announced voluntary resignation as Executive Vice President and Chief Financial Officer. Mr. Foss' resignation was effective on April 17, 2007. Following his resignation, the letter agreement provides that Mr. Foss will continue to serve as the Company's principal financial officer through April 30, 2007 and assist the Company in the preparation of the filing with the Securities and Exchange Commission of the Annual Report on Form 10-K for the fiscal year ended February 28, 2007, the 2007 proxy statement and annual report to shareholders. He will remain on the Company's Board of Directors through June 26, 2007 and will assist the Company in the transition to a new Chief Financial Officer and consult on other matters within his knowledge and experience relating to the business of the Company, as requested.

In  consideration  for  these  services,   the  Board  of  Directors  authorized
accelerated vesting of the following non-qualified stock options that otherwise would not have become vested by the date of his resignation:

o 7,500 options with an exercise price of $6.81 granted on June 16, 2003 which were scheduled to vest June 16, 2007;
o 50,000 options with an exercise price of $16.62 granted on June 21, 2005 which were schedule to vest July 1, 2007; and
o 8,333 options with an exercise price of $12.84 granted on August 17, 2004 which were scheduled to vest September 1, 2007.

The options listed above will be exercisable as of July 1, 2007. Mr. Foss may exercise these options, along with any previously vested non-qualified stock options held by him as of the date of the letter agreement, until December 31, 2007. The Board of Directors also waived payment for merchandise held by Mr. Foss and valued at $5,148 under the Company's Officer Evaluation Program.

The Company will also reimburse Mr. Foss for all reasonable expenses in connection with his provision of the consulting services. Mr. Foss' obligations under his employment agreement related to non-competition and confidentiality will continue to apply during the period covered by the consulting services and the period of time following his employment under which these restrictions continue will begin as of the date he ceases to provide consulting services to the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2007, the Board adopted an amendment to the Company's Amended and Restated Bylaws (the "Bylaws"), which will become effective July 1, 2007 which is the effective date of recent changes to Section 13.1-669 of the Virginia Stock Corporation Act. Section 2.4 of the Bylaws was amended to change the voting standard for election of directors from a plurality to a majority voting standard in uncontested elections. Under the majority voting standard, a nominee for director will be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election. Directors will continue to be elected by plurality vote in elections where the number of candidates exceeds the number of directors to be elected.

In connection with adoption of the majority voting standard in the Bylaws, the Company also amended its Corporate Governance Principles, effective July 1, 2007, to provide for the resignation of any incumbent director who is not elected in accordance with the Bylaws. The Company's Corporate Governance Principles had previously provided for resignation of any director in an uncontested election who failed to receive a majority of the outstanding shares. The change to the Corporate Governance Principles will become effective July 1, 2007 and is available on the Company's investor Web site at http://investor.circuitcity.com.

The full text of the Bylaws, as amended, is attached as Exhibit 3.1 to this report.


Item 9.01 - Financial Statements and Exhibits

(d)   Exhibits

      The following exhibit is furnished as part of this report.


      3.1 Circuit City Stores, Inc. Bylaws, as amended April 17, 2007, filed herewith.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CIRCUIT CITY STORES, INC.



                        By:      /s/Reginald D. Hedgebeth
                                 ---------------------------------------------
                                 Reginald D. Hedgebeth
                                 Senior Vice President, General Counsel and
                                 Secretary


Dated:   April 19, 2007




                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit

3.1 Circuit City Stores, Inc. Bylaws, as amended April 17, 2007, filed herewith.